SHANGHAI BABY FOX FASHION CO., LTD.
SUPPLEMENTARY AGREEMENT TO THE EQUITY SHARE ACQUISITION AGREEMENT

Transfer Party:	Ms. FENGLING WANG (as Party A in the following)

Receiver Party:
BABY FOX INTERNATIONAL, INC. (as Party B in the following); Registered address: East John Street 502, Carson City, Nevada State, The United States of the America; Company Legal Representative, HITOSHI YOSHIDA (吉田仁), also Chairman of Board of Directors, Nationality: Japan.

Now through friendly discussion, regarding Shanghai Baby Fox Fashion Co., Ltd. equity share acquisition matters, Party A and Party B reached the following agreement as supplementary provisions to the Equity Share Acquisition Agreement entered into by Party A and Party B on September 20, 2007:

I.
Party B hereby agrees to distribute to Party A the dividend for 2007 Fiscal Year in the amount of RMB 3,635,437.18 (approximately 433.735 USD)  declared in lieu of the shareholder meeting on December 10, 2007.

II.	This Agreement has three (3) original copies. Party A, Party B and Shanghai Baby Fox keep one (1) copy each.

IN WITNESS OF, both parties signed this Supplementary Agreement below.

Party A :	Fengling Wang
/s/ Fengling Wang
Fengling Wang

Party B :	BABY FOX INTERNATIONAL, INC. Legal Representative :
/s/ Hitoshi Yoshida
吉田仁 HITOSHI YOSHIDA